Exhibit 99.3

MAGMA DESIGN AUTOMATION, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2003	March 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$64,756	$78,478
Short-term investments	3,059	13,468
Accounts receivable, net	19,223	17,601
Prepaid expenses and other current assets	3,028	1,327

Total current assets	90,066	110,874
Property and equipment, net	5,808	7,252
Long-term investments	27,882	—
Other assets	3,123	1,583

Total assets	$126,879	$119,709

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,386	$1,777
Accrued expenses	7,112	9,441
Deferred revenue	12,539	15,617

Total current liabilities	21,037	26,835
Other long-term liabilities	72	130

Total liabilities	21,109	26,965

Commitments and contingency

Stockholders’ equity:
Preferred Stock, $.0001 par value; 5,000,000 shares authorized and no shares issued and outstanding	—	—
Common stock, $.0001 par value; 150,000,000 shares authorized and 31,172,888 and 30,239,786 shares issued and outstanding at March 31, 2003 and March 31, 2002, respectively	3	3
Additional paid-in capital	228,400	223,450
Deferred stock-based compensation	(1,638)	(7,161)
Notes receivable from stockholders	(2,037)	(1,936)
Accumulated deficit	(118,540)	(121,612)
Treasury stock at cost, 37,142 shares at March 31, 2003	(408)	—
Accumulated other comprehensive income (loss)	(10)	—

Total stockholders’ equity	105,770	92,744

Total liabilities and stockholders’ equity	$126,879	$119,709

See accompanying notes to unaudited condensed consolidated financial statements.

MAGMA DESIGN AUTOMATION, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2003	2002
Revenue:
Licenses	$18,321	$12,344
Services	2,208	3,889

Total revenue	20,529	16,233
Cost of revenue	2,602	2,624

Gross profit	17,927	13,609

Operating expenses:
Research and development	4,610	4,759
Sales and marketing	6,629	6,318
General and administrative	2,412	1,910
Amortization of stock-based compensation*	718	2,188

Total operating expenses	14,369	15,175

Operating income (loss)	3,558	(1,566)

Other income, (expense), net:
Interest income	434	517
Other (expense)	(573)	—

Other income (expense), net	(139)	517

Net income (loss) before income taxes	3,419	(1,049)
Income taxes	(772)	(137)

Net income (loss)	$2,647	$(1,186)

Net income (loss) per common share:
Basic	$0.09	$(0.04)

Diluted	$0.08	$(0.04)

Weighted average shares:
Basic	30,785	29,397

Diluted	31,542	29,397

* Components of stock-based compensation amortization are as follows:
Cost of revenue	$6	$23
Research and development	375	356
Sales and marketing	160	819
General and administrative	177	990

	$718	$2,188

See accompanying notes to unaudited condensed consolidated financial statements.

MAGMA DESIGN AUTOMATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2003	2002
Cash flows from operating activities:
Net income (loss)	$2,647	$(1,186)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,199	1,103
Provision for doubtful accounts	194	100
Accrued interest on notes receivable from stockholders	(61)	(70)
Amortization of stock-based compensation	718	2,188
Changes in operating assets and liabilities:
Accounts receivable	(2,562)	(9,125)
Prepaid expenses and other current assets	(1,473)	122
Accounts payable	18	604
Accrued expenses	(203)	474
Deferred revenue	(1,553)	5,083
Other long-term liabilities	(23)	(10)

Net cash used in operating activities	(1,099)	(717)

Cash flows from investing activities:
Purchase of property and equipment	(579)	(619)
Purchase of long-term investments	(27,883)	—
Purchase of short-term investments, net	(3,059)	(13,468)
Other assets	790	2

Net cash used in investing activities	(30,731)	(14,085)

Cash flows from financing activities:
Initial public offering, net issuance costs	—	(63)
Proceeds from issuance of common stock	597	3,100

Net cash provided by financing activities	597	3,037

Effects of exchange rate changes on cash and cash equivalents	(239)	—

Increase (decrease) in cash and cash equivalents	(31,472)	(11,765)
Cash and cash equivalents at beginning of period	96,228	90,243

Cash and cash equivalents at end of period	$64,756	$78,478

Supplemental disclosure:
Non-cash investing and financing activities:
Deferred stock-based compensation	$(204)	$(1,444)

Forgiveness of notes due from shareholders	$581	$660

Cash paid for:
Interest	$40	$—

Taxes	$(610)	$137

See accompanying notes to consolidated financial statements.

MAGMA DESIGN AUTOMATION, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.    The Company and Summary of Significant Accounting Policies

Basis of Presentation

The interim condensed consolidated financial statements included herein have been prepared by Magma Design Automation, Inc. (“Magma” or the “Company”) without audit, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Certain information and note disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The interim condensed consolidated financial statements reflect, in the opinion of management, all adjustments necessary (consisting only of normal recurring adjustments) to present a fair statement of results for the interim periods presented. The operating results for any interim period are not necessarily indicative of the results that may be expected for the entire fiscal year ending March 31, 2003. The accompanying condensed consolidated financial statements should be read in conjunction with the Company’s Form 10-K, as filed with the SEC on June 28, 2002. The accompanying condensed consolidated balance sheet at March 31, 2002 is derived from audited consolidated financial statements at that date.

Use of estimates

Preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management periodically evaluates such estimates and assumptions for continued reasonableness. Appropriate adjustments, if any, to the estimates used are made prospectively based upon such periodic evaluation. Actual results could differ from those estimates.

Revenue recognition

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position 97-2, “Software Revenue Recognition” (“SOP 97-2”), as modified by SOP 98-9. SOP 97-2, as modified, generally requires revenue earned on software arrangements involving multiple elements such as software products, upgrades, enhancements, post contract customer support (“PCS”), installation, and training to be allocated to each element based on the relative fair values of the elements. The fair value of an element must be based on evidence that is specific to the vendor. If evidence of fair value does not exist for all elements of a license agreement and PCS is the only undelivered element, then all revenue for the license agreement is recognized ratably over the term of the agreement. If evidence of fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred, and the remaining portion of the arrangement fee is recognized as revenue. Revenue from licenses that include a right to specified upgrades is deferred until the upgrades are delivered.

Through June 30, 2001, the Company licensed its Blast Fusion and Blast Chip products under time-based licenses. Starting in the quarter ended September 30, 2001, the Company began offering perpetual licenses on these products.

For Blast Fusion and Blast Chip software products, the Company’s standard license agreement includes PCS for a specified period of time. Through June 30, 2001, the Company bundled PCS into its agreements for the entire license term; therefore, vendor-specific objective evidence of fair value did not exist for each element of the arrangement. Accordingly, revenue from all license agreements entered into through June 30, 2001, has been recognized ratably over the contract term after delivery of the product to the customer, provided that there are no uncertainties surrounding the product acceptance, fees are fixed and determinable, collectibility is probable, and the Company has no remaining obligations other than the delivery of PCS. If an arrangement involves extended payment terms, revenue is recognized to the extent of the lesser of the portion of the fee presently due and payable or the ratable portion of the entire fee. The Company considers arrangements where less than 80% of the fee is due within one year of the agreement date to have extended payment terms. Payments received from customers in advance of revenue being recognized are presented as deferred revenue in the accompanying consolidated balance sheets.

Also, in addition to continuing to offer time-based licenses bundled with PCS, beginning in the quarter ended December 31, 2001, for Blast Fusion and Blast Chip software products, the Company began offering three-year time-based and perpetual licenses with PCS bundled for the first year of the license term. Thereafter, PCS can be renewed annually for an additional fee stated in the agreement. The Company uses the respective PCS renewal rate as evidence of fair value of PCS; therefore, where the only undelivered element is PCS, license revenue from these contracts is recognized using the residual method. Under the residual method, the fair value of PCS is recognized over the PCS term and the remaining portion of the arrangement fee is recognized after the execution of a license agreement and the delivery of the product to the customer, provided that there are no uncertainties surrounding the product acceptance, fees are fixed and determinable, collectibility is probable, and the Company has no remaining obligations other than the delivery of PCS. If an agreement involves extended payment terms, revenue recognized on the residual method is limited to amounts due and payable.

License revenue is comprised of software licenses and PCS where the Company does not have vendor specific evidence of fair value of PCS. Service revenue is comprised of PCS on licenses where the Company has vendor specific evidence of fair value of PCS, and consulting and training on all products. The Company has vendor specific objective evidence of fair value for consulting and training services. Therefore, revenue from such services is recognized when delivered.

Reclassifications

Certain amounts in the fiscal 2002 condensed consolidated financial statements have been reclassified to conform to the fiscal 2003 presentation.

Unbilled receivables

The Company considers unbilled receivables to be revenue that has been recognized in the financial statements in advance of being invoiced to the customer. As of March 31, 2003 and March 31, 2002, unbilled receivables were approximately $6.8 million and $2.1 million, respectively, and are included in accounts receivable on the condensed consolidated balance sheets for each of these periods.

Commission expense

The Company recognizes sales commission expense as it is earned by employees. In fiscal year 2002, a portion of the commission was earned upon the customer signing the license agreement, and the remaining portion was earned as cash payments are received over the term of the license. Beginning in fiscal year 2003, commissions are earned when revenue is recognized.

Allowance for doubtful accounts

The Company evaluates collectibility of trade receivables based upon the analysis of specific accounts. When management becomes aware of a customer’s inability to pay, such as in the case of bankruptcy or a decline in the customer’s operating results or financial position, the Company records a specific reserve for bad debt to reduce the related receivable to an amount the Company considers to be collectible. The Company also has a general reserve for accounts that are not specifically identified as uncollectible. As of March 31, 2003 and March 31, 2002, the allowance for doubtful accounts was $531,000 and $100,000, respectively.

Cash equivalents, short-term and long-term investments

The Company invests its excess cash in money market accounts and debt instruments and considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Investments with an original maturity at the time of purchase between three months and twelve months are classified as short-term investments and investments that have a maturity date more than twelve months from the balance sheet date, are classified as long-term investments.

The Company accounts for investments in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. The Company’s short-term and long-term investments, which consist primarily of commercial paper, U.S. government and U.S. government agency obligations, and fixed income corporate securities, are classified as available-for-sale securities and carried at fair value on the consolidated balance sheet. Fair value of short-term and long-term investments approximates cost for all periods presented.

Restricted Cash

Included in other non-current assets on the condensed consolidated balance sheets at March 31, 2003 and March 31, 2002 is restricted cash of $517,000 and $564,000, respectively, to support letters of credit as security deposits on leased facilities. The deposits are required for the three-year and five-year terms of the leases.

Impairment of long-lived assets

In accordance with the provisions of SFAS 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of”, the Company reviews long-lived assets, such as property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. Under SFAS 121, an impairment loss would be recognized for assets to be held and used when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Impairment, if any, is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. As of March 31, 2003, the Company had no impairment of long-lived assets.

Strategic Investments

The Company invests in private companies as part of its business strategy. The investments are carried at cost and are included in other assets in the consolidated balance sheets. If the Company determines that an other-than-temporary decline exists in an investment, the Company writes down the investment to its fair value and records the related write-down as an investment loss in other income (expense) in its consolidated statement of operations. For the quarter ended March 31, 2003, the Company had a write down of $573,000 for two of its strategic investments, which was included in other income (expense) on its consolidated statements of operations.

Foreign currency

The financial statements of foreign subsidiaries are measured using the local currency of the subsidiary as the functional currency. Accordingly, assets and liabilities of the subsidiaries are translated at current rates of exchange at the balance sheet date, and all revenue and expense items are translated using weighted-average exchange rates for the period. Prior to the quarter ended June 30, 2002, the resultant gains or losses from translation were not significant. Beginning in the quarter ended June 30, 2002, resultant gains or losses from translation were classified as a component of accumulated other comprehensive income (loss) within stockholders’ equity in the condensed consolidated balance sheets.

Stock-based compensation

SFAS 123 requires the disclosure of pro forma net loss as if the Company had adopted the fair value method for its stock-based compensation arrangements for employees since the Company’s inception.

Had compensation cost been determined based on the fair value at the grant date for awards for the three months ended March 31, 2003 and 2002 been consistent with the provisions of SFAS 123, the Company’s net loss and net loss per share for the three months ended March 31, 2003 and 2002 would have been as follows (in thousands, except per share data):

	Three Months Ended March 31,
	2003	2002
Net loss attributed to common stockholders:
As reported	$2,647	$(1,186)
Add: Stock-based employee compensation expense included in reported net income (loss), net of tax	718	2,188
Deduct: Stock-based employee compensation expense determined under fair-value method for all awards, net of related tax effects	(4,932)	(3,989)

Pro forma	$(1,567)	$(2,987)

Net loss per share, basic:
As reported	$0.09	$(0.04)

Pro forma	$(0.05)	$(0.10)

Net loss per share, diluted:
As reported	$0.08	$(0.04)

Pro forma	$(0.05)	$(0.10)

Such pro forma disclosures may not be representative of future compensation cost because options vest over several years and additional grants are made each year.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss), unrealized gain (loss) on available-for-sale investments and foreign currency translation adjustments as follows (in thousands):

	Three Months Ended March 31,
	2003	2002
Net income (loss)	$2,647	$(1,186)
Unrealized gain on available-for-sale investments	51	—
Foreign currency translation adjustments	(288)	—

	$2,408	$(1,186)

Recently issued accounting pronouncements

In October 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS 144 supersedes SFAS 121, “Accounting for Impairment or Disposal of Long-Lived Assets”, it retains many of the fundamental provisions of SFAS 121. SFAS 144 also supersedes the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” (“APB 30”), for the disposal of a segment of a business. However, SFAS 144 retains the requirement of APB 30 to report separately discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. SFAS 144 is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years. The Company’s adoption of SFAS 144 effective as of April 1, 2002 did not have a material effect on its condensed consolidated financial statements.

In April 2002, the FASB issued SFAS 145, “Rescission of FASB Statements 4, 44, and 64, Amendment of FASB Statement 13, and Technical Corrections Business Combinations.” The provisions of SFAS 145, related to the rescission of SFAS 4, are effective for fiscal years beginning after May 15, 2002, and the provisions related to SFAS 13 are effective for transactions occurring after May 15, 2002. SFAS 145 rescinds SFAS 4, “Reporting Gains and Losses from Extinguishment of Debt,” SFAS 64, “Extinguishment of Debt Made to Satisfy Sinking-Fund Requirements,” and SFAS 44, “Accounting for Intangible Assets of Motor Carriers.” SFAS 145 also amends SFAS 13, “Accounting for Leases,” to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The Company does not expect the adoption of SFAS 145 to have a material effect on its condensed consolidated financial statements.

In July 2002, the FASB issued SFAS 146, “Accounting for Costs Associated with Exit or Disposal Activities,” which addresses costs associated with an exit activity (including restructuring) or with disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts, and relocating plant facilities and personnel. The provisions of SFAS 146 will not supersede the accounting requirements for costs to restructure operations acquired in a business combination. Under SFAS 146, companies are required to record a liability for a cost associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. The new requirements are effective prospectively for exit and disposal activities initiated after December 31, 2002. The Company adopted this standard during the quarter ended March 31, 2003 and the adoption of SFAS 146 did not have a material effect on its condensed consolidated financial statements.

In December 2002, the FASB, issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123 “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The annual and interim disclosure provisions are effective for financial reports containing financial statements for annual and interim periods ending after December 15, 2002. The Company adopted this standard during the quarter ended March 31, 2003 and the adoption of SFAS 146 did not have a material effect on its condensed consolidated financial statements.

        In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” For guarantees issued or modified after December 31, 2002, a liability shall be recognized for the fair value of the obligation undertaken in issuing the guarantee. The disclosure requirements are effective for interim and annual financial statements for periods ending after December 15, 2002. See Note 3 for disclosures required by FIN 45. The adoption of FIN 45 did not have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51.” This Interpretation provides guidance for determining a primary beneficiary period. The effective date of Interpretation No. 46 is the first interim period beginning after June 15, 2003 for variable interest entities acquired before February 1, 2003 and immediately to variable interest entities created after January 31, 2003. The Company does not expect the adoption of FIN Interpretation No. 46, effective beginning on July 1, 2003, to have a material effect on its condensed consolidated financial statements.

Note 2.    Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS 128, “Earnings per Share.” Basic net income (loss) per share is computed by dividing net income (loss) attributable to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period less unvested restricted stock subject to repurchase. Diluted net income (loss) per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants using the treasury stock method and preferred stock using the if-converted method.

The following is a reconciliation of the weighted average common shares used to calculate basic net income per share to the weighted average common and potential common shares used to calculate diluted net income per share for the three months ended March 31, 2003 (in thousands):

Three Months
Weighted average common shares used to calculate basic net income (loss) per share	30,785
Options outstanding using the treasury method	408
Warrants outstanding using the treasury stock method	2
Options exercised and unvested	347

Weighted average common and potential common shares used to calculate diluted net income per share	31,542

For the three months ended March 31, 2003, 4,371,121 shares of common stock issuable under stock options plans, respectively, were excluded from the computation of diluted net income per share because their option exercise prices were greater than the average market price, which would result in antidilution under the treasury stock method. The weighted-average exercise price of such shares was and $10.65 for the three months ended March 31, 2003.

For the three months ended March 31, 2002, the diluted net loss per share is the same as the basic net loss per share because potential common shares, composed of common stock issuable upon exercise of stock options and warrants and upon conversion of preferred stock and common stock subject to repurchase, are not considered when their effect is antidilutive. The following potential common shares have been excluded from the computation of diluted net loss per share for the three and twelve months ended March 31, 2002 because their effect would have been antidilutive:

Shares issuable under stock option plans	4,325,016
Shares of common stock issued pursuant to stock option plans and subject to repurchase	486,994
Shares of common stock purchased by founders and subject to repurchase	95,536
Shares issuable pursuant to warrants and other options to purchase common stock	145,953

As of March 31, 2002, the weighted-average exercise price of common stock issuable under stock option plans was $7.849, the weighted average repurchase price of common stock issued pursuant to stock option plans outstanding was $7.985, the weighted-average repurchase prices of founders’ common stock outstanding was $0.00117, and the weighted average exercise price of common stock warrants outstanding was $6.554.

Note 3.    Contingency

On February 6, 2003, the Company entered into a definitive agreement to settle a lawsuit initially filed in Santa Clara County, California Superior Court in August of 2001 by Prolific, Inc. The plaintiff filed two amended complaints during the course of the litigation. The second amended complaint, which was filed in September 2002 and was pending prior to the settlement agreement, alleged breach of contract, concealment, undisclosed conflict of interest, promissory fraud and misrepresentation arising out of an OEM distribution agreement. The plaintiff’s second amended complaint sought damages of $14.7 million, as well as other damages from any gains, profits and advantages lost and punitive damages.

The settlement agreement provides for two installment payments by the Company in the aggregate amount of $1.85 million. The first payment of $0.925 million was made in February 2003 and the second payment of $0.925 million will be made in July 2003. The Company has accrued the settlement as of March 31, 2003 as general and administrative expense in the accompanying consolidated financial statements. Other than payment of the settlement amount, there are no continuing obligations by the parties to each other.

The Company may be subject to various other claims and legal actions arising in the ordinary course of business none of which are expected to have a material effect on the Company’s financial operation or results of operation.

Other Contingencies

The Company product license and services agreements include a limited indemnification provision for claims from third parties relating to the Company’s intellectual property. Such indemnification provisions are accounted for in accordance with SFAS No. 5. The indemnification is limited to the amount paid by the customer. To date, claims under such indemnification provisions have not been significant.

From time to time, the Company may provide guarantees to third parties on behalf of a foreign subsidiary. These guarantees are generally related to maintaining operations in a certain locality or to secure leases or other operating obligations of a subsidiary. The maximum exposure on these guarantees is not significant, either individually or in the aggregate.

Note 4.    Segment Information

The Company has adopted the provisions of SFAS 131, “Disclosures about Segments of an Enterprise and Related Information”, which requires the reporting of segment information using the “management approach”. Under this approach, operating segments are identified in substantially the same manner as they are reported internally and used by the Company’s chief operating decision maker (“CODM”) for purposes of evaluating performance and allocating resources. Based on this approach, the Company has one reportable segment as the CODM reviews financial information on a basis consistent with that presented in the condensed consolidated financial statements.

Revenue attributable to significant customers, representing 10% or more of total revenue for at least one of the respective periods, are summarized as follows:

	Three Months Ended March 31,
	2003	2002
Customer A	14%	10%
Customer B	14	5
Customer C	12	7
Customer D	—	17

Revenue from the United States, Europe, and Asia-Pacific region, which includes Japan, India, South Korea, Taiwan, Hong Kong and the People’s Republic of China, was as follows (in thousands):

	Three Months Ended March 31,
	2003	2002
United States	$11,110	$12,913
Europe	4,504	1,367
Asia Pacific	4,915	1,953

	$20,529	$16,233

Note 5.    Restructuring charge

The Company incurred restructuring charges for the year ended March 31, 2003 in the amount of $727,000 related to employee termination costs of 32 technical, sales, marketing and administrative employees. As of March 31, 2003, all 32 employees were terminated and the Company paid $642,000 in termination costs. As of March 31, 2003, $85,000 remained accrued relating to termination costs and is included in accrued expenses in the condensed consolidated financial statements. The Company anticipates that the remaining termination costs will be substantially paid in the first quarter of fiscal year 2004.

Restructuring costs summarized below (in thousands):

Involuntary Terminations
Balance at December 31, 2002	$230
Additions	—
Cash payments	(145)

Balance at March 31, 2003	$85

Note 6.    Asset Purchase of VeraTest, Inc.

On November 1, 2002, the Company completed an acquisition of VeraTest, Inc., a private California corporation (“VeraTest”), primarily for the purpose of acquiring VeraTest’s chip design verification software.

The Company previously acquired 18.0% of VeraTest, Inc. on April 10, 2002 for $200,000, which was charged to research and development. On November 1, 2002, the Company acquired the remaining outstanding common stock held by certain shareholders for approximately $1.57 million in cash, including the cancellation of indebtedness of $300,000 of certain VeraTest stockholders to the Company. The Company accounted for this acquisition as an asset purchase. The purchase price was allocated to capitalized software.

The asset is being amortized on a straight-line basis over its estimated useful life of three years. For the three-month period ended March 31, 2003, the Company amortized $131,000 of the value of the capitalized software and the remaining unamortized balance of $1.35 million is included in other assets in the accompanying consolidated balance sheet as of March 31, 2003.

In connection with the November acquisition, the Company entered into an earn out arrangement and employment and consulting agreements with the former VeraTest common stockholders. Under the terms of the earn out arrangement, these individuals have the right to receive 272,998 shares of Company common stock upon the completion of certain milestones. Of these shares of common stock, 171,646 shares were placed in escrow and will be released upon completion of three milestone achievements: 20% for completion of the first milestone (no later than December 15, 2002), 40% for completion of the second milestone (no later than September 15, 2003), and 40% for the completion of the third milestone (no later than September 15, 2004). The remaining 101,352 shares are to be issued pursuant to a restricted stock grant and will vest on the same basis as the shares placed in escrow. The milestones are based upon testing and integration of certain current features, as well as the development of additional working features of the software tool. If it is determined that any milestone has not been attained, the shares will be cancelled. The first milestone was completed on November 30, 2002. For the fourth quarter of fiscal year 2003, the Company recognized stock-based compensation in the amount of $299,000.

Note 7.    Subsequent Event

In October 2001, the Company’s President exercised options to purchase 428,570 shares of common stock at the exercise price of $10.50 per share by executing a full recourse promissory note of approximately $4.5 million bearing interest of 5.5% per annum and due in March 2006. If the President is still employed by the Company on any anniversary of his date of hire after a liquidity event occurs or if he is terminated other than for cause before a liquidity event, up to $2,700,000 note principal and $373,000 related total interest to maturity will be forgiven. As of March 31, 2003, the Company has forgiven a total of $1.13 million, which includes principal and interest. On May 14, the Company entered into an agreement with the Company’s President to purchase 209,753 vested shares at a price of $17 to pay his remaining note balance of $3.57 million.